Free-Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333-130051 September 7, 2007

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Structured Investments Website Access Agreement

INTRODUCTION

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SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this
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Co., you should read the prospectus in that registration statement, each
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relating to such offering for more complete information about JPMorgan Chase &
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offering will arrange to send you the

prospectus and each prospectus supplement as well as any product supplement and
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For certain other SEC registered offerings, a registration statement related to
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WEBSITE

Access is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the Structured Investments
Website set forth in this agreement, including all terms and conditions that may be stated on the Terms & Conditions of Access page of the Structured
Investments Website, which is incorporated in this agreement by reference (this
Access Agreement, together with the Terms and Conditions, is referred to as the
"Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between JPMorgan Chase & Co. or any of its subsidiaries (collectively, "JPMorgan") and you.

Materials and information posted on the Structured Investments Website may be printed for your use, provided, that you do not remove any copyright or other
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The terms and conditions of the Access Agreement are subject to change. You
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PRICES AND VALUATIONS

Where the information consists of pricing or performance data, the data contained therein has been obtained from sources believed reliable. Data
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calculation or estimate of an amount that would be payable following the designation of any early termination date under any agreement governing our trading relationship, and JPMorgan does not warrant their completeness or
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Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant
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Note that in performing the calculations of the present value of all future
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about future market conditions. In these cases our calculations have been
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You agree that access to the Structured Investments Website is revocable at any time in the sole discretion of JPMorgan.

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CONSENT TO ELECTRONIC DELIVERY OF OFFERING DOCUMENTS

By selecting "I Agree" below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by
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JPMorgan will notify you by e-mail or by other means of the posting of any
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You will need Adobe Acrobat Reader version 3.0 or higher in order to view the
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the documents. There may be costs associated with electronic delivery (for
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This consent to electronic delivery may be revoked at any time by calling
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PLEASE INDICATE YOUR ACKNOWLEDGEMENT AND AGREEMENT BELOW WHICH WILL INCLUDE
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Copyright(C) 2007.JPMorgan Chase & Co. All rights reserved.

Terms & Conditions

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The JPMorgan Structured Investments Website

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Terms and Conditions of Access

Date of Publication. Materials posted on the Structured Investments Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is
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Disclaimers. Information herein has been obtained from sources believed to be reliable, but JPMorgan does not warrant its completeness or accuracy. The value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. The information contained in this
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services and other sources which we deem reliable, although no warranty is made that such information is accurate or complete and it should not be relied upon
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error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a
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The securities and certificates of deposit contained on this Website are not
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regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial
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JPMorgan Positions. JPMorgan may have its own specific interest in relation to the issuers or any affiliates of the issuers, the financial instruments or the transactions that are mentioned on the Website. JPMorgan may have positions or act as a market maker in securities or financial instruments mentioned in the
Structured Investments Website (or options with respect thereto). In addition,
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transactions in securities or financial instruments (or options with respect thereto) mentioned on the Website or serve as directors of issuers or affiliates mentioned on the Website. Fees may be shared with third parties and/
or affiliates. Investors should carefully review the Certain Risk
Considerations and Certificates of Deposit Certain Risk Considerations as
applicable.

User Data, Cookies and Related Matters. JPMorgan or any member of the JPMorgan
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JPMorgan is committed to protecting client privacy and will take all reasonable
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JPMorgan may capture, store, use, monitor, track and record information that
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provided that JPMorgan does not disclose to others that you are the source of
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Publication. Some countries may provide rights in addition to those below or
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for incidental or consequential damages. Therefore, some of the below
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below.

Any term sheets, pricing supplements, disclosure supplements or other offering materials (each, an "Offering Document") are provided solely for your convenience and generally describe the terms of the transaction described therein. The Offering Documents posted on this Website are from completed and
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by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

You should not assume that the information contained or incorporated by reference in any Offering Document is accurate as of any date other than the respective dates set forth therein or of the date incorporated therein. Please be advised that no Offering Document has been updated since the date set forth therein and that material events affecting the securities offered therein and/or the issuer thereof may have occurred since such date. JPMorgan is under no obligation to supplement or update any Offering Document and JPMorgan can provide no assurances that any Offering Document is accurate or complete.

United States. The Structured Investments Website is made available in the
United States by JPMSI Member NYSE, NASD/SIPC and by JPMFI - Member NFA.

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or symbols used to identify the source of goods and services are the trademarks
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Website Content and Materials. . Not all products and services are available for all institutions or in all geographic areas. Your eligibility for
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acceptance.

JPMORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES IN THE INFORMATION,
PRODUCTS OR SERVICES DESCRIBED HEREIN AT ANY TIME. JPMORGAN RESERVES THE RIGHT
TO TERMINATE ANY OR ALL WEB TRANSMISSIONS WITHOUT PRIOR NOTICE TO THE USER.

Disclaimer of Advice. Except as otherwise expressly stated, the Structured
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accounting or legal advice. Unless JPMorgan has expressly agreed in writing to act as advisor with respect to a particular transaction pursuant to terms and conditions specifying the nature and scope of its advisory relationship,
JPMorgan is acting in the capacity of an arm's length contractual counterparty or agent to you in connection with any transaction that JPMorgan enters into
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Other Risks. Transactions of the type described in the materials posted on this website may involve a high degree of risk, and the value of such instruments may be highly volatile. Such risks may include without limitation risk of adverse or unanticipated market developments, risk of counterparty or issuer default and risk of illiquidity. In certain transactions counterparties may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein, and counterparties should ensure that they fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting. Investors should carefully review the
Certain Risk Considerations and Certificates of Deposit Certain Risk
Considerations as applicable.

Links to Other Sites. Links to non-JPMorgan websites are provided solely as pointers to information on topics that may be useful to users of the Structured
Investments Website, and JPMorgan has no control over the content on such
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implied, concerning the content of such site. Please review the terms and conditions that those third party web sites may contain.

Waiver of Sovereign Immunity. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using the Website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with
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intended use), all immunity on the grounds of sovereignty or other similar
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injunction, order for specific performance or for recovery of property, (iv)
attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of the Structured Investments
Website in the courts of any jurisdiction and has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action, or proceeding.

Notice of Potential Disruption of Service.Access to the Structured Investments
Website may from time to time be unavailable, delayed, limited or slowed due to things outside the control of JPMorgan.

If access to this Website is unavailable, delayed or limited, or if this
Website does not operate quickly and efficiently, you may be unable to transmit any messages to JPMorgan or conduct other matters, or such messages may not be promptly received or acted upon or you may be unable to retrieve information on a timely basis. If your operations are dependent on such communications with
JPMorgan, and such communications are disrupted or delayed, you may suffer losses.

UNAUTHORIZED USE. UNAUTHORIZED USE OF JPMORGAN'S WEBSITES AND SYSTEMS OR THOSE
OF ITS AFFILIATES IS STRICTLY PROHIBITED.

WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY. (a) JPMORGAN MAKES NO WARRANTY
WHATSOEVER, EXPRESS OR IMPLIED, AS TO YOUR ABILITY TO ACCESS THE WEBSITE, OR
ANY INFORMATION PROVIDED THROUGH THE WEBSITE. YOU EXPRESSLY ACKNOWLEDGE AND
AGREE THAT THE WEBSITE IS PROVIDED ON AN "AS IS" BASIS AT YOUR SOLE RISK, AND
JPMORGAN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY,
NON-INFRINGEMENT OF INTELLECTUAL PROPERTY OR FITNESS FOR A PARTICULAR PURPOSE,
INCLUDING, WITHOUT LIMITATION, ANY WARRANTY REGARDING THE PERFORMANCE, USE OR
RESULTS OF USING THE WEBSITE.

(b) JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS WILL HAVE NO
LIABILITY, CONTINGENT OR OTHERWISE, TO YOU OR TO THIRD PARTIES, FOR (i) ANY
DELAY OR DISRUPTION OF ACCESS, DIFFICULTY IN USE, OR ERRONEOUS COMMUNICATIONS
BETWEEN JPMORGAN AND YOU, REGARDLESS OF WHETHER THE CONNECTION OR COMMUNICATION
SERVICE IS PROVIDED BY JPMORGAN OR A THIRD PARTY SERVICE PROVIDER, (ii) THE
CAPACITY, ACCURACY, TIMELINESS,

COMPLETENESS, RELIABILITY, PERFORMANCE OR CONTINUED AVAILABILITY OF THE
SERVICES; (iii) THE EXISTENCE OF ANY COMPUTER VIRUSES OR MALICIOUS CODE; OR
(iv) ANY FAILURE OR DELAY IN THE EXECUTION OF ANY TRANSACTIONS EFFECTED THROUGH
THE STRUCTURED INVESTMENTS WEB SITE. JPMORGAN WILL HAVE NO RESPONSIBILITY TO
INFORM YOU OF ANY DIFFICULTIES EXPERIENCED BY JPMORGAN OR THIRD PARTIES WITH
RESPECT TO USE OF THE WEBSITE OR TO TAKE ANY ACTION IN CONNECTION THEREWITH.

(c) IN NO EVENT WILL JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE
LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES,
INCLUDING, WITHOUT LIMITATION, ANY LOSS OF BUSINESS OR PROFITS OR GOODWILL, IN
EACH CASE WHETHER ARISING FROM NEGLIGENCE, BREACH OF CONTRACT, INDEMNITY, TORT
OR OTHERWISE, EVEN IF JPMORGAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES.

You agree to indemnify and hold harmless JPMorgan and its affiliates against any losses, liabilities, claims, demands and costs including all direct, indirect, special, consequential, incidental, punitive or exemplary damages
(including attorneys fees) resulting from or arising out of (a) any misuse by you of the Website and (b) any actions related to your use of the Website

Governing Law. The user's access to and use of the Structured Investments
Website, and the Terms and Conditions are governed by the laws of the State of
New York without reference to principles of conflicts of law.

With respect to any suit, action or proceedings relating to any of the above
("Legal Proceedings"), you irrevocably: (i) submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States
District Court located in the Borough of Manhattan in New York City; and (ii)
waive any objection you may have at any time to the laying of venue of any
Legal Proceedings brought in any such court, waive any claim that such Legal
Proceedings have been brought in an inconvenient forum and further waive the right to object, with respect to such Legal Proceedings, that such court does not have any jurisdiction over it.

YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT
OR IN ANY OTHER MANNER PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions.
In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

Copyright (c) 2007. JPMorgan Chase & Co. All rights reserved.

Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any notes sold by JPMorgan Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes through one or more of our affiliates. As a result, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes described will not be designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD ANY NOTES THAT WE
ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described in the Offering
Documents, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and an affiliate of JPMorgan will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase &
Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which an affiliate of JPMorgan is willing to buy such notes.

JPMORGAN CREDIT RISK - Because any notes that may be issued by us would be our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:

     o    the expected volatility of the underlying index or basket;

     o    the time to maturity of the notes described in the Offering
          Documents;

     o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;

     o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

     o    interest and yield rates in the market generally;

     o    a variety of economic, financial, political, regulatory,
          geographical, agricultural, meteorological or judicial events; and

     o    our credit worthiness.

Certain Risk Considerations Certificates of Deposit

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any CDs that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising any underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE CDS
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any CDs sold by JPMorgan Chase Bank N.A., the original issue price of any CDs we issue includes an agent's commission and the cost of hedging our obligations under such CDs through one or more of our affiliates. As a result, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such CDs from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The CDs described will not be designed to be short-term trading instruments. YOUR PRINCIPAL IS PROTECTED ONLY AT MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the CDs described in the Offering
Documents, including acting as calculation agent and hedging our obligations under such CDs. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such CDs.

LACK OF LIQUIDITY - The CDs will not be listed on an organized securities exchange. There may be little or no secondary market for the CDs. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the CDs easily. J.P. Morgan Securities Inc. may act as a market maker for the CDs, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the CDs, the price at which you may be able to trade your CDs is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the CDs. If at any time J.P. Morgan Securities Inc. was not acting as a market maker, it is likely that there would be little or no secondary market for the CDs.

YOU WILL HAVE LIMITED RIGHTS TO WITHDRAW YOUR FUNDS PRIOR TO THE STATED
MATURITY DATE OF THE CDS. - By purchasing a CD, you will agree with JPMorgan
Chase Bank, NA to keep your funds on deposit for the term of the CD. Early withdrawals are permitted only in the event of the death or adjudication of incompetence of the beneficial owner of a CD. Therefore, you should not rely on this possibility for gaining access to your funds prior to the stated maturity date in the Offering Documents.

LIMITATIONS ON FDIC INSURANCE - The CDs are insured by the FDIC within the limits and to the extent described in the Offering Documents under the section entitled "Deposit Insurance." As a general matter, holders who purchase CDs in a principal amount greater than $100,000 ($250,000 for CDs held in certain retirement accounts, as described in the disclosure statement) will not be insured by the FDIC for the principal amount exceeding $100,000 (or $250,000, as the case may be). In addition, the FDIC may take the position that the return on the CDs, which is generally reflected in the form of the Additional
Amount, is not insured until the applicable final observation date

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE CDS DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any CDs that may be issued by us described in the Offering
Documents will be affected by a number of economic and market factors that may either offset or magnify each other, including:

     o    the expected volatility of the underlying index or basket;

     o    the time to maturity of the CDs described in the Offering Documents;

     o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;

     o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

     o    interest and yield rates in the market generally;

     o    a variety of economic, financial, political, regulatory,
          geographical, agricultural, meteorological or judicial events; and

     o    our credit worthiness.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate.
Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase
& Co. has filed with the SEC for more complete information about JPMorgan Chase
& Co. and this offering. You may get these documents without cost by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk
Considerations as well as the product specific risks contained under the heading "Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

Access to this site is only granted to users who have read the accompanying terms and conditions and evidenced their agreement by clicking the acceptance button

The Structured Investments Website

Access Agreement

BEFORE YOU CLICK THE “ACCEPT” BUTTON, CAREFULLY READ THE FOLLOWING TERMS AND CONDITIONS THAT GOVERN YOUR ACCESS TO, AND USE OF, THE STRUCTURED INVESTMENTS WEBSITE. IF YOU AGREE TO THE TERMS, CLICK "ACCEPT" AT THE END OF THIS DOCUMENT TO ENTER THE STRUCTURED INVESTMENTS WEBSITE. IF YOU CLICK "DO NOT ACCEPT" YOU WILL NOT BE ABLE TO ENTER THE STRUCTURED INVESTMENTS WEBSITE.

Access Agreement Last Updated: 25th May , 2007

The JPMorgan Website (the "Website", or the "Structured Investments Website") is located at www.si.jpmorgan.com, and constitutes a separate portion of the JPMorgan Chase & Co. website. The distribution of material on this site may be restricted by the laws and regulations of the country from which you are accessing this site. Where such restrictions exist, this information is not intended for distribution to, or use by, any person or entity in any such jurisdiction, and persons accessing these pages are required to inform themselves about and to observe any such restrictions and such investors will not be able to purchase the securities described. JPMorgan is the marketing name for JPMorgan Chase & Co. and its subsidiaries (collectively, “JPMorgan”) worldwide.

SEC DISCLAIMERS

SEC Legend: JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the SEC for any offerings of securities posted on this Website. Before you invest in any offering of securities by JPMorgan Chase & Co., you should read the prospectus in that registration statement, each prospectus supplement, as well as the particular product supplement, term sheet and any other documents that JPMorgan Chase & Co. has filed with the SEC relating to such offering for more complete information about JPMorgan Chase & Co. and the offering of any securities. You may get these documents without cost by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the particular offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

For certain other SEC registered offerings, a registration statement related to these securities has been filed with the Securities and Exchange Commission and may or may not be effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. No offer to buy the securities can be accepted and no part of the purchase price can be received until the registration statement has become effective, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date.

WEBSITE

Access is provided to you as a revocable privilege on the condition of your agreement to the terms and conditions of access to the Structured Investments Website set forth in this agreement, including all terms and conditions that may be stated on the Terms and Conditions page of the Structured Investments Website, which is incorporated in this agreement by reference (this Access Agreement, together with the Terms and Conditions, is referred to as the "Access Agreement"). This Access Agreement is additional to, and does not supersede, any account or other agreements between JPMorgan Chase & Co. or any of its subsidiaries (collectively, "JPMorgan") and you.

Materials and information posted on the Structured Investments Website may be printed for your use, provided, that you do not remove any copyright or other proprietary notices or legends. Materials and information posted on the Structured Investments Website may not be duplicated, copied, re-disseminated or re-distributed to any other person or entity. You agree that the foregoing prohibitions shall survive the termination of this Access Agreement.

The terms and conditions of the Access Agreement are subject to change. You agree that JPMorgan may notify you of any amendments to this agreement by posting the amended terms of the Access Agreement to the Structured Investments Website. You are responsible for being familiar with the current version of this Access Agreement posted on the Website during each session.

PRICES AND VALUATIONS

Where the information consists of pricing or performance data, the data contained therein has been obtained from sources believed reliable. Data computations are not guaranteed by any information service provider, third party or us or any affiliates and may not be complete. Neither any information service provider, third party or JP Morgan gives any warranties, as to the accuracy, adequacy, quality of fitness, timeless, non-infringement, title, of any information for a particular purpose or use and all such warranties are expressly excluded to the fullest extent that such warranties may be excluded by law. You bear all risk from any use or results of using any information. You are responsible for validating the integrity of any information received over the Internet.

Any values or prices are provided for information purposes only and are intended solely for your use. Prices or values may not represent (i) the actual terms at which new transactions could be entered into, (ii) the actual terms at which existing transactions could be liquidated or unwound or (iii) the calculation or estimate of an amount that would be payable following the designation of any early termination date under any agreement governing our trading relationship, and JPMorgan does not warrant their completeness or accuracy.

Certain valuations are derived from proprietary models based upon well-recognized financial principles and reasonable estimates about relevant future market conditions. Valuations based on other models or different assumptions may yield different results. JPMorgan expressly disclaims any responsibility for (i) the accuracy of the models or estimates used in deriving the valuations, (ii) any errors or omissions in computing or disseminating the valuations and (iii) any reliance on or uses to which the valuations are put. Note that in performing the calculations of the present value of all future cash flows for some instruments, it may have been necessary to make estimates about future market conditions. In these cases our calculations have been performed using JPMorgan’s best reasonable estimates of the relevant future market conditions, in accordance with our internal policies and models.

You agree that access to the Structured Investments Website is revocable at any time in the sole discretion of JPMorgan.

CONSENT TO ELECTRONIC DELIVERY OF OFFERING DOCUMENTS

By selecting “ACCEPT” below, you are consenting indefinitely to delivery to you of the preliminary offering documents, if any, and final offering documents for the offered securities of any issuer and any amended offering documents by means of electronic delivery via posting to this website where you can access and print such documents.

JPMorgan will notify you by e-mail or by other means of the posting of any amended offering documents. Any e-mail message sent to the e-mail address you have provided to us will be deemed to have been delivered, unless we receive notice that such e-mail message was not delivered.

You will need Adobe Acrobat Reader® version 3.0 or higher in order to view the offering documents, any amended offering documents and any other documents posted on this website. You will also need browser software, such as Internet Explorer® version 4 or higher or Netscape Navigator® version 4 or higher, to view the documents. There may be costs associated with electronic delivery (for example, in connection with the online internet time). You may call for free technical assistance and to obtain paper copies of any offering documents you request.

This consent to electronic delivery may be revoked at any time by calling 800-576-3529 or by emailing structured.investments@jpmorgan.com. Revocation of consent must be on an all or nothing basis. Accordingly, this consent may not be revoked in part.

Copyright (c) 2007.JPMorgan Chase & Co. All rights reserved.

Terms and Conditions

The JPMorgan Structured Investments Website

Please READ

Terms and Conditions of Access

Date of Publication. Materials posted on the Structured Investments Website are published as of their stated date or, if no date is stated, the date of first posting. Neither JPMorgan nor any other party has undertaken any duty to update any such information. If the date of publication displayed on the Website is different from the date of the document, the date displayed as part of the document is its official date.

Disclaimers. Information herein has been obtained from sources believed to be reliable, but JPMorgan does not warrant its completeness or accuracy. The value of the securities or financial instruments mentioned herein (including the income derived therefrom) may be adversely affected by changes in market prices and exchange rates, the imposition of taxes and other factors. Prices, opinions and estimates reflect our judgment on the date of original publication and are subject to change at any time without notice. The information contained in this
Website has been internally developed or taken from trade and statistical services and other sources which we deem reliable, although no warranty is made that such information is accurate or complete and it should not be relied upon as such. Because of the possibility of delays and human and/or mechanical error, as well as other factors, neither JPMorgan nor any of its affiliates is or shall be responsible for any delays, errors, inaccuracies or omissions in or on the Website. Information concerning past performance is not necessarily a guide to future performance.

The securities and certificates of deposit contained on this Website are not available for sale in, or to residents of any jurisdiction in which an offer or sale is unlawful or in which it is necessary for the securities or JPMorgan to be qualified.

Click Through. Any acknowledgment, agreement or other type of click through button on the Website that is selected to evidence agreement or an
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agreement that has been manually signed and delivered.

Suitability and Appropriateness. Securities or financial instruments mentioned in the Website may not be suitable or appropriate for all investors or in all geographical areas. Your particular needs, investment objectives and financial situation were not taken into account in the preparation of this Website and the materials contained herein. You must make your own independent decisions regarding any securities or financial instruments mentioned herein. You should consider whether the purchase or sale of any product is appropriate for you in light of your particular investment needs, objectives and financial circumstances.

JPMorgan Positions. JPMorgan may have its own specific interest in relation to the issuers or any affiliates of the issuers, the financial instruments or the transactions that are mentioned on the Website. JPMorgan may have positions or act as a market maker in securities or financial instruments mentioned in the
Structured Investments Website (or options with respect thereto). In addition,
JPMorgan's employees and employee benefit programs may have positions or effect transactions in securities or financial instruments (or options with respect thereto) mentioned on the Website or serve as directors of issuers or affiliates mentioned on the Website. Fees may be shared with third parties and/
or affiliates. Investors should carefully review the Certain Risk
Considerations and Certificates of Deposit Certain Risk Considerations as
applicable.

User Data, Cookies and Related Matters. JPMorgan or any member of the JPMorgan group of companies and their affiliates and agents (including those in countries where data protection laws might not exist) may process the personal data gathered on the Structured Investments Website.

JPMorgan is committed to protecting client privacy and will take all reasonable steps to ensure that your data is kept secure against unauthorized access, loss, disclosure or destruction. If you have any questions regarding
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Structured Investments Website, please contact your JPMorgan sales
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JPMorgan may capture, store, use, monitor, track and record information that you enter and the results generated by applications that you use within the
Structured Investments Website for its legitimate business purposes, including customer service and marketing activities. JPMorgan uses cookies and other methods to accomplish this. Anyone using this Website expressly consents to such capture, storing, use, monitoring, tracking and recording. JPMorgan owns all right, title and interest in the aggregated data reflecting your interactions with the Website (including, but not limited to, general usage data and transaction data) and may use, distribute, license and sell such data;
provided that JPMorgan does not disclose to others that you are the source of such data or the details of individual transactions arising from use of the
Website, subject to any regulatory or legal requirements and except as otherwise permitted herein.

Publication. Some countries may provide rights in addition to those below or may not allow the exclusion or limitation of implied warranties or liability for incidental or consequential damages. Therefore, some of the below limitations may not apply to you or there may be provisions which supersede the below.

Any term sheets, pricing supplements, disclosure supplements or other offering materials (each, an "Offering Document") are provided solely for your convenience and generally describe the terms of the transaction described therein. The Offering Documents posted on this Website are from completed and sold transactions only and are not offers to take part in new transactions of any kind. The Offering Documents are not intended for distribution to, or use by, any person or entity in any jurisdiction or country where such distribution or use would be contrary to local law.

You should not assume that the information contained or incorporated by reference in any Offering Document is accurate as of any date other than the respective dates set forth therein or of the date incorporated therein. Please be advised that no Offering Document has been updated since the date set forth therein and that material events affecting the securities offered therein and/or the issuer thereof may have occurred since such date. JPMorgan is under no obligation to supplement or update any Offering Document and JPMorgan can provide no assurances that any Offering Document is accurate or complete.

United States. The Structured Investments Website is made available in the
United States by JPMSI Member NYSE, NASD/SIPC and by JPMFI - Member NFA.

Trademark Notices. "JPMorgan," "JPMorgan Chase," "Chase," and the "Octagon
Symbol" are registered trademarks of JPMorgan Chase & Co. Other featured words or symbols used to identify the source of goods and services are the trademarks of JPMorgan Chase & Co. or their respective owners.

Website Content and Materials. . Not all products and services are available for all institutions or in all geographic areas. Your eligibility for particular products and services is subject to final JPMorgan determination and acceptance.

JPMORGAN OR ITS SUPPLIERS MAY DISCONTINUE OR MAKE CHANGES IN THE INFORMATION,
PRODUCTS OR SERVICES DESCRIBED HEREIN AT ANY TIME. JPMORGAN RESERVES THE RIGHT
TO TERMINATE ANY OR ALL WEB TRANSMISSIONS WITHOUT PRIOR NOTICE TO THE USER.

Disclaimer of Advice. Except as otherwise expressly stated, the Structured
Investments Website does not purport to provide any financial, investment, tax, accounting or legal advice. Unless JPMorgan has expressly agreed in writing to act as advisor with respect to a particular transaction pursuant to terms and conditions specifying the nature and scope of its advisory relationship,
JPMorgan is acting in the capacity of an arm's length contractual counterparty or agent to you in connection with any transaction that JPMorgan enters into with you, not as a financial advisor or a fiduciary.

Other Risks. Transactions of the type described in the materials posted on this website may involve a high degree of risk, and the value of such instruments may be highly volatile. Such risks may include without limitation risk of adverse or unanticipated market developments, risk of counterparty or issuer default and risk of illiquidity. In certain transactions counterparties may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all the risks and other significant aspects in connection with transactions of the type described herein, and counterparties should ensure that they fully understand the terms of the transaction, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting. Investors should carefully review the
Certain Risk Considerations and Certificates of Deposit Certain Risk
Considerations as applicable.

Links to Other Sites. Links to non-JPMorgan websites are provided solely as pointers to information on topics that may be useful to users of the Structured
Investments Website, and JPMorgan has no control over the content on such non-JPMorgan websites. If you choose to link to a website not controlled by
JPMorgan, JPMorgan has no liability and makes no warranties, either express or implied, concerning the content of such site. Please review the terms and conditions that those third party web sites may contain.

Waiver of Sovereign Immunity. You, if you are (a) an agent acting on behalf of a governmental entity, represent that you have the authority to bind the principal and on behalf of such principal, or (b) a governmental entity using the Website directly, in each case hereby represent, that the governmental entity has waived to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv)
attachment of its assets (whether before or after judgment), and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any suit, action or proceedings relating to any transaction that may be effected on any part of the Structured Investments
Website in the courts of any jurisdiction and has irrevocably agreed, to the extent permitted by applicable law, that it will not claim such immunity in any such suit, action, or proceeding.

Notice of Potential Disruption of Service.Access to the Structured Investments
Website may from time to time be unavailable, delayed, limited or slowed due to things outside the control of JPMorgan.

If access to this Website is unavailable, delayed or limited, or if this
Website does not operate quickly and efficiently, you may be unable to transmit any messages to JPMorgan or conduct other matters, or such messages may not be promptly received or acted upon or you may be unable to retrieve information on a timely basis. If your operations are dependent on such communications with
JPMorgan, and such communications are disrupted or delayed, you may suffer losses.

UNAUTHORIZED USE. UNAUTHORIZED USE OF JPMORGAN'S WEBSITES AND SYSTEMS OR THOSE
OF ITS AFFILIATES IS STRICTLY PROHIBITED.

WARRANTIES; LIMITATION OF LIABILITY; INDEMNITY. (a) JPMORGAN MAKES NO WARRANTY
WHATSOEVER, EXPRESS OR IMPLIED, AS TO YOUR ABILITY TO ACCESS THE WEBSITE, OR
ANY INFORMATION PROVIDED THROUGH THE WEBSITE. YOU EXPRESSLY ACKNOWLEDGE AND
AGREE THAT THE WEBSITE IS PROVIDED ON AN "AS IS" BASIS AT YOUR SOLE RISK, AND
JPMORGAN EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY,
NON-INFRINGEMENT OF INTELLECTUAL PROPERTY OR FITNESS FOR A PARTICULAR PURPOSE,
INCLUDING, WITHOUT LIMITATION, ANY WARRANTY REGARDING THE PERFORMANCE, USE OR
RESULTS OF USING THE WEBSITE.

(b) JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS WILL HAVE NO
LIABILITY, CONTINGENT OR OTHERWISE, TO YOU OR TO THIRD PARTIES, FOR (i) ANY
DELAY OR DISRUPTION OF ACCESS, DIFFICULTY IN USE, OR ERRONEOUS COMMUNICATIONS
BETWEEN JPMORGAN AND YOU, REGARDLESS OF WHETHER THE CONNECTION OR COMMUNICATION
SERVICE IS PROVIDED BY JPMORGAN OR A THIRD PARTY SERVICE PROVIDER, (ii) THE
CAPACITY, ACCURACY, TIMELINESS, COMPLETENESS, RELIABILITY, PERFORMANCE OR
CONTINUED AVAILABILITY OF THE SERVICES; (iii) THE EXISTENCE OF ANY COMPUTER
VIRUSES OR MALICIOUS CODE; OR (iv) ANY FAILURE OR DELAY IN THE EXECUTION OF ANY
TRANSACTIONS EFFECTED THROUGH THE STRUCTURED INVESTMENTS WEB SITE. JPMORGAN
WILL HAVE NO RESPONSIBILITY TO INFORM YOU OF ANY DIFFICULTIES EXPERIENCED BY
JPMORGAN OR THIRD PARTIES WITH RESPECT TO USE OF THE WEBSITE OR TO TAKE ANY
ACTION IN CONNECTION THEREWITH.

(c) IN NO EVENT WILL JPMORGAN, ITS DIRECTORS, OFFICERS, EMPLOYEES OR AGENTS BE
LIABLE FOR ANY DIRECT, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES,
INCLUDING, WITHOUT LIMITATION, ANY LOSS OF BUSINESS OR PROFITS OR GOODWILL, IN
EACH CASE WHETHER ARISING FROM NEGLIGENCE, BREACH OF CONTRACT, INDEMNITY, TORT
OR OTHERWISE, EVEN IF JPMORGAN HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES.

You agree to indemnify and hold harmless JPMorgan and its affiliates against any losses, liabilities, claims, demands and costs including all direct, indirect, special, consequential, incidental, punitive or exemplary damages
(including attorneys fees) resulting from or arising out of (a) any misuse by you of the Website and (b) any actions related to your use of the Website

Governing Law. The user's access to and use of the Structured Investments
Website, and the Terms and Conditions are governed by the laws of the State of
New York without reference to principles of conflicts of law.

With respect to any suit, action or proceedings relating to any of the above
("Legal Proceedings"), you irrevocably: (i) submit to the non-exclusive jurisdiction of the courts of the State of New York and the United States
District Court located in the Borough of Manhattan in New York City; and (ii)
waive any objection you may have at any time to the laying of venue of any
Legal Proceedings brought in any such court, waive any claim that such Legal
Proceedings have been brought in an inconvenient forum and further waive the right to object, with respect to such Legal Proceedings, that such court does not have any jurisdiction over it.

YOU AGREE THAT A FINAL JUDGMENT IN ANY SUCH LEGAL PROCEEDING SHALL BE
CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT
OR IN ANY OTHER MANNER PROVIDED BY LAW.

Certain sections or pages on the Website may contain separate terms and conditions or disclaimers, which are in addition to these terms and conditions.
In the event of a conflict, the additional terms and conditions or disclaimers will govern for those sections or pages.

In the event any of the terms or provisions of this Terms and Conditions or of the Access Agreement shall be held to be unenforceable, the remaining terms and provisions shall be unimpaired and the unenforceable term or provision shall be replaced by such enforceable term or provision as comes closest to the intention underlying the unenforceable term or provision.

Copyright (c) 2007. JPMorgan Chase & Co. All rights reserved.

Certain Risk Considerations

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any notes that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising the underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any notes sold by JPMorgan Chase & Co., the original issue price of any notes we issue includes an agent's commission and the cost of hedging our obligations under such notes through one or more of our affiliates. As a result, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The notes described will not be designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD ANY NOTES THAT WE
ULTIMATELY ISSUE TO MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the notes described in the Offering
Documents, including acting as calculation agent and hedging our obligations under such notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such notes.

LACK OF LIQUIDITY - The notes described above will not be listed on any securities exchange. There may be no secondary market for such notes, and an affiliate of JPMorgan will not be required to purchase notes in the secondary market. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell any notes issued by JPMorgan Chase &
Co. easily. Because other dealers are not likely to make a secondary market for such notes, prices for the notes described above in any secondary market are likely to depend on the price, if any, at which an affiliate of JPMorgan is willing to buy such notes.

JPMORGAN CREDIT RISK - Because any notes that may be issued by us would be our senior unsecured obligations, payment of any amount at maturity is subject to our ability to pay our obligations as they become due.

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any notes that may be issued by us described above will be affected by a number of economic and market factors that may either offset or magnify each other, including:

     o    the expected volatility of the underlying index or basket;

     o    the time to maturity of the notes described in the Offering
          Documents;

     o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;

     o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

o        interest and yield rates in the market generally;

     o    a variety of economic, financial, political, regulatory,
          geographical, agricultural, meteorological or judicial events; and

     o    our credit worthiness.

Certain Risk Considerations Certificates of Deposit

NO INTEREST OR DIVIDEND PAYMENTS OR VOTING RIGHTS - As a holder of any CDs that may be issued by us, you may not receive any interest payments, and you will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of securities comprising any underlying index or basket may have.

CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE CDS
DESCRIBED ABOVE PRIOR TO MATURITY - While the payment at maturity described in the Offering Documents would be based on the full principal amount of any CDs sold by JPMorgan Chase Bank N.A., the original issue price of any CDs we issue includes an agent's commission and the cost of hedging our obligations under such CDs through one or more of our affiliates. As a result, the price, if any, at which an affiliate of JPMorgan will be willing to purchase such CDs from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. The CDs described will not be designed to be short-term trading instruments. YOUR PRINCIPAL IS PROTECTED ONLY AT MATURITY.

POTENTIAL CONFLICTS - We and our affiliates play a variety of roles in connection with any potential issuance of the CDs described in the Offering
Documents, including acting as calculation agent and hedging our obligations under such CDs. In performing these duties, the economic interests of the calculation agent and other affiliates of ours would be potentially adverse to your interests as an investor in such CDs.

LACK OF LIQUIDITY - The CDs will not be listed on an organized securities exchange. There may be little or no secondary market for the CDs. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the CDs easily. J.P. Morgan Securities Inc. may act as a market maker for the CDs, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the CDs, the price at which you may be able to trade your CDs is likely to depend on the price, if any, at which J.P. Morgan Securities Inc. is willing to buy the CDs. If at any time J.P. Morgan Securities Inc. was not acting as a market maker, it is likely that there would be little or no secondary market for the CDs.

YOU WILL HAVE LIMITED RIGHTS TO WITHDRAW YOUR FUNDS PRIOR TO THE STATED
MATURITY DATE OF THE CDS. - By purchasing a CD, you will agree with JPMorgan
Chase Bank, NA to keep your funds on deposit for the term of the CD. Early withdrawals are permitted only in the event of the death or adjudication of incompetence of the beneficial owner of a CD. Therefore, you should not rely on this possibility for gaining access to your funds prior to the stated maturity date in the Offering Documents.

LIMITATIONS ON FDIC INSURANCE - The CDs are insured by the FDIC within the limits and to the extent described in the Offering Documents under the section entitled "Deposit Insurance." As a general matter, holders who purchase CDs in a principal amount greater than $100,000 ($250,000 for CDs held in certain retirement accounts, as described in the disclosure statement) will not be insured by the FDIC for the principal amount exceeding $100,000 (or $250,000, as the case may be). In addition, the FDIC may take the position that the return on the CDs, which is generally reflected in the form of the Additional
Amount, is not insured until the applicable final observation date

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE CDS DESCRIBED
ABOVE - In addition to the level of the underlying index or basket on any day, the value of any CDs that may be issued by us described in the Offering
Documents will be affected by a number of economic and market factors that may either offset or magnify each other, including:

     o    the expected volatility of the underlying index or basket;

     o    the time to maturity of the CDs described in the Offering Documents;

     o    if the underlying index or indices are linked to equity securities, the dividend rate on the common stocks underlying the index or indices;

     o    if the underlying index or indices or basket are linked to commodities, the market price of the physical commodities upon which the futures contracts that compose the underlying index or indices or basket of commodities are based or the exchange-traded futures contracts on such commodities;

     o    interest and yield rates in the market generally;

     o    a variety of economic, financial, political, regulatory,
          geographical, agricultural, meteorological or judicial events; and

     o    our credit worthiness.

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus)
with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk
Considerations as well as the product specific risks contained under the heading
"Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JP Morgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by
JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction)
based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

Certain Risk Considerations

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus)
with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk
Considerations as well as the product specific risks contained under the heading
"Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JP Morgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by
JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction)
based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

Certain Risk Considerations

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus)
with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk
Considerations as well as the product specific risks contained under the heading
"Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JP Morgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by
JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction)
based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

Certain Risk Considerations

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus)
with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk
Considerations as well as the product specific risks contained under the heading
"Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JP Morgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by
JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction)
based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

HISTORICAL PRICE INFORMATION

The historical prices of the product and underlying displayed above should not be taken as an indication of future performance. The historical product prices are indicative prices and are for valuation and information purposes only.

The historical product prices relate only to BREN linked to SPX 10-#02-2006-R /
48123JFP9 and should not be relied upon in connection with any offering of securities by JPMorgan Chase & Co. There can be no assurance that any trade could be executed at the prices displayed above.

Certain Risk Considerations

SEC LEGEND

JPMorgan Chase & Co. has filed a registration statement (including a prospectus)
with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC
Web site at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement and term sheet if you so request by calling toll-free 866-535-9248.

RISKS

Transaction and securities of the type described in this Website may involve a high degree of risk, and the value of such transactions and securities may be highly volatile. Such risks may include, without limitation, risk of adverse of unanticipated market developments, risk of issuer default or liquidity. In certain transactions investors may lose their entire investment or incur an unlimited loss. This brief statement does not disclose all of the risks and other significant aspects in connection with transaction and securities of the type described in this Website, and you should ensure that you fully understand the terms of any transaction/ security, including the relevant risk factors and any legal, tax and accounting considerations applicable to them, prior to transacting/ investing. Investors should carefully review the Certain Risk
Considerations as well as the product specific risks contained under the heading
"Selected Risk Considerations" in the applicable pricing supplement posted on the Structured Investments Website as well as under "Risk Factors" in the product supplement which accompanies that pricing supplement.

The transactions and securities of the type described in this Website are not suitable for all investors. The securities contained on this Website are not available for sale in all jurisdictions including those jurisdictions in which an offer or sale of such securities is unlawful.

To the extent any Offering Document or other materials on this Website display a credit rating, that credit rating reflects the creditworthiness of the particular issuer and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.

INDICATIVE PRICE INFORMATION

This information is communicated by JPMorgan and its affiliates. JPMorgan, its related companies, and its clients may, from time to time as principal or as agent, have long or short positions in, or may buy or sell, any securities, currencies or financial instruments underlying the transaction to which these indicative price quotations relate. JP Morgan's trading and/or hedging activities related to such positions may have an impact on the price of the underlying asset.

These indicative price quotations are not binding prices, are provided by
JPMorgan in good faith using our standard methodology for quotations of this kind. That methodology relies on proprietary models, empirical data and assumptions that JPMorgan believes to be accurate and reasonable. JPMorgan makes no representation as to the accuracy, completeness or appropriateness of such methodology.

In preparing these indicative price quotations, JP Morgan may also take into account such other factors as JPMorgan deems appropriate (including but not limited to profit, credit risk, convertibility risk factors, hedging and transaction costs, market liquidity and bid-ask spreads). These indicative price quotations have been prepared as of a particular date and time and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination. You should also note that any request for a bid or offer price for a larger notional amount of the subject security or for a non-round lot would likely result in a different indicative price to reflect such factors as hedging and transaction costs, credit considerations and market liquidity.

Prior to entering into a transaction, you should consult with your own legal, regulatory, tax, business, investment, financial and accounting advisers to the extent you deem it necessary and make your own investment, hedging and trading decisions (including decisions regarding the suitability of the transaction)
based on your judgment and advice from such advisers as you deem necessary and not upon any view expressed by JPMorgan.

You confirm that you have access to the Offering Documents related to particular products for any indicative prices.

These indicative price quotations are indicative prices and are for valuation and information purposes only. They shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice. Any transaction between you and JPMorgan will be subject to the details of the term sheet, pricing supplement, disclosure supplement or confirmation relating to that transaction.

Certain Risk Considerations